                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                       NEW BRUNSWICK SCIENTIFIC CO., INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                       NEW BRUNSWICK SCIENTIFIC CO., INC.




                                 ---------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 25, 1999
                                 ---------------


       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of New Brunswick Scientific Co., Inc., a New Jersey corporation (the "Corporation"), will be held at the offices of the Corporation, 44 Talmadge Road, Edison, New Jersey 08818, on Tuesday, May 25, 1999, at 10:00 A.M. Eastern Daylight Savings Time, for the following purposes:

       1. To elect two Class III directors of the Corporation to terms of three years.

       2. To amend the Corporation's Restated Certificate of Incorporation to prevent shareholder actions by consent in lieu of meeting.

       3. To approve and adopt the New Brunswick Scientific Co., Inc. 1999 Stock Option Plan for Nonemployee Directors.

       4. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

       The Board of Directors has fixed the close of business on April 12, 1999, as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the meeting. A copy of the Annual Report of the Corporation for the year ended December 31, 1998 is being sent to you herewith.




                                        By Order of the Board of Directors




                                        ADELE LAVENDER, Secretary

April 13, 1999






ALL SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

                       NEW BRUNSWICK SCIENTIFIC CO., INC.
                                44 Talmadge Road
                            Edison, New Jersey 08818

                           --------------------------
                                 PROXY STATEMENT
                           ---------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Shareholders of New Brunswick Scientific Co., Inc., a New Jersey corporation (the "Corporation"), to be held at the offices of the Corporation, 44 Talmadge Road, Edison, New Jersey 08818, on Tuesday, May 25, 1999 at 10:00 A.M., Eastern Daylight Savings Time. This Proxy Statement and enclosed form of proxy are being sent to shareholders commencing on or about April 13, 1999.

       You are requested to complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope. Proxies duly executed and received in time for the meeting will be voted in accordance with the directions thereon at the meeting. Such proxies may, nevertheless, be revoked at any time prior to the voting thereof by filing a written notice of revocation with the Secretary of the Corporation. Please note that mere presence at the meeting will not be effective to revoke a proxy. If you attend the meeting and wish to revoke your proxy, you still must deliver written notice to the Secretary of the Corporation before the voting thereof.

       The Board of Directors has fixed the close of business on April 12, 1999, as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the meeting. As of the record date, the Corporation had outstanding 4,807,659 shares of Common stock, the holders of which are entitled to one vote per share.

ITEM 1.    ELECTION OF DIRECTORS

       The Corporation's Certificate of Incorporation provides for classification of the Board of Directors into three classes with staggered terms of office. In accordance with the Certificate of Incorporation, only the two directors designated as Class III directors are to be elected at the 1999 Annual Meeting. Those elected shall serve terms of three years.

Nominees for Directors

       The persons named on the enclosed proxy will vote such proxy for the nominees listed below and on the proxy except where authority has been withheld as to a particular nominee or as to all such nominees. The Board of Directors has no reason to believe that any of the nominees for the office of director will not be available for election as a director. However, should any of them become unwilling or unable to accept nomination for election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other persons as the Board of Directors may nominate. A majority of the votes cast by holders of Common stock is required for approval of these proposals. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

The following table presents the name, age and principal occupation of each nominee and present director.

       NOMINEES FOR TERMS EXPIRING AT THE 2002 ANNUAL MEETING (CLASS III)

                                                                                                         First
                                                                                                         Became
Name                                Age                     Principal Occupation                      Director In
----                                ---                     --------------------                      -----------
David Freedman (1)..............    78   Chairman of the Board of the Corporation                         1958
Ezra Weisman....................    58   President of the Corporation                                     1971


                                              PRESENT DIRECTORS


Terms Expiring at the 2001 Annual Meeting (Class II)

Sigmund Freedman(1).............    82   Treasurer of the Corporation                                     1958

Martin Siegel...................    71   Chairman of the Board of Valiant International Multimedia        1980
                                         Corporation
Dr. David Pramer................    76   Executive Assistant for Research Policy and                      1962(2)
                                         Administration, Rutgers University

Terms Expiring at the 2000 Annual Meeting (Class I)

Bernard Leon....................    71   Consultant, and Of Counsel to the law firm of                    1996
                                         Gibbons, Del Deo, Dolan, Griffinger & Vecchione
Kiyoshi Masuda..................    74   President of American & Foreign Market Research, Inc.;           1980
                                         President of FerriShield, Inc.
Ernest Gross....................    80   Attorney in Private Practice                                     1984

-------------
(1)      David and Sigmund Freedman are brothers.

(2) Dr. Pramer was previously a director of the Corporation from 1962 to 1976. He was appointed a director again on April 11, 1989.

Business Experience of Directors

       David Freedman serves as Chairman of the Corporation's Board of Directors, a position he has held since the Corporation was incorporated in 1958. Mr. Freedman previously served as President and Chief Executive Officer of the Corporation until his resignation from that position on May 1, 1989.

       Ezra Weisman has served as President and Chief Executive Officer of the Corporation since May 1, 1989. Mr. Weisman previously served as Vice President, Sales of the Corporation for more than five years prior to 1987, and as Vice President, Corporate Development from April, 1987 through April, 1989.

       Sigmund Freedman has been Treasurer and a Director of the Corporation since its incorporation in 1958. Mr. Freedman also served as Secretary of the Corporation from 1958 to 1985.

       Martin Siegel was Chairman of the Board of Weldotron Corporation, a packaging machinery manufacturing company, for approximately 33 years until 1994. He is currently Chairman of the Board of Valiant International Multimedia Corporation.

       David Pramer, Ph.D. has had a 47-year career at Rutgers University, New Brunswick, New Jersey. Dr. Pramer had served as a Professor of Microbiology and until 1994 he also served as Associate Vice President of the University responsible for corporate liaison activities and transfer of University research technology to government and industrial users. From 1980 to 1988, he was the Director of the Waksman Institute of Microbiology, a research and educational unit within the University. Dr. Pramer currently holds the position of Executive Assistant for Research Policy and Administration at the University.

       Mr. Leon is an attorney, has a consulting practice, and is Of Counsel to the law firm of Gibbons, Del Deo, Dolan, Griffinger & Vecchione. Mr. Leon was employed by Hoffmann-La Roche from 1961 until his retirement in 1994 at which time he was Assistant Vice President, Patent Counsel and Director of Licensing, Business Development and Acquisitions. Prior to 1961 he was a Patent Examiner with the U.S. Patent Office.

       Kiyoshi Masuda has been the owner and President of American & Foreign Market Research, Inc. since 1958. From 1985 to 1994 he was President of Yano Research Institute USA, Ltd. Since 1994 he has been President of FerriShield Inc.

       Ernest Gross is an attorney-at-law who retired in 1984 from Rutgers University where he had been a Professor and Associate Director of the Institute of Management and Labor Relations from 1971 to 1983.

       From 1981 to 1999, Dr. Marvin Weinstein served as a director of the Corporation and will retire as a director at the end of his term which expires at the Corporation's annual meeting on May 25, 1999.

Committees

       The Board of Directors has an Audit Committee, consisting of Messrs. Siegel and Gross, whose function is to meet with management and the independent auditors on matters pertaining to the Company's financial statements and internal accounting controls. This Committee met three times during the year ended December 31, 1998. The Board has a Compensation Committee which consists of Messrs. Masuda, Pramer, Leon and Gross which met four times during the year ended December 31, 1998. This Committee reviews the Corporation's policies with respect to employment, pension benefits and stock option plans and recommends modifications to such policies. The Board has an Executive Committee consisting of Messrs. David Freedman, Weisman, Gross and Siegel. This Committee handles certain matters that do not require action by the full Board and represents the interests of the Board in connection with matters arising between Board meetings. This Committee met 33 times during the year ended December 31, 1998. The Board also has a nominating committee consisting of Messrs. David Freedman and Pramer which met one time during the year ended December 31, 1998. This Committee acts as a screening committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors and evaluates prospective nominees identified by the Committee on its own initiative or referred to it by other Board members, management, stockholders or external sources. Names of prospective candidates must be submitted in writing to the Secretary of the Corporation by December 23, 1999 for referral to the Committee. Any stockholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with procedures set forth in the Corporation's By-Laws.

       During the year ended December 31, 1998, there were six meetings of the Board of Directors.

                        SECURITY OWNERSHIP OF MANAGEMENT

       The following table sets forth certain information, as of April 12, 1999, concerning the beneficial ownership of the Corporation's Common stock for (a) each director (and nominee for director); (b) each of the named officers (the "Named Executive Officers" as defined in the Executive Compensation section); and (c) all directors and executive officers of the Corporation as a group. Unless otherwise indicated, stock ownership includes sole voting power and sole investment power.

                                                                   Amount and
   Name of                                                          Nature of
   Beneficial                                                      Beneficial          Percent of
   Owner                                                            Ownership              Class
   -----                                                           ----------          -----------
   David Freedman (1)....................................          708,955 (2)(3)          14.7%
   Ezra Weisman .........................................           82,019 (4)              1.7%
   Sigmund Freedman (1)..................................          684,929 (2)             14.2%
   Martin Siegel.........................................           45,341 (5)             (6)
   Dr. David Pramer......................................           16,133 (5)(7)          (6)
   Bernard Leon..........................................            7,141 (5)             (6)
   Kiyoshi Masuda .......................................           24,647 (5)             (6)
   Ernest Gross .........................................           24,343 (5)(8)          (6)
   Samuel Eichenbaum.....................................           23,494 (9)             (6)
   All directors and executive officers as a group ......        1,616,002 (10)            33.6%

-----------
(1) Messrs. David and Sigmund Freedman are brothers. Although neither brother is the beneficial owner of the stockholdings of the other, if David and Sigmund Freedman choose to act in concert they would control 29.0% of the Common stock of the Corporation including 1% attributable to shares which may be acquired within 60 days under stock option agreements.

(2) This figure includes 24,200 shares which may be acquired within 60 days under a stock option agreement.

(3) This figure includes 80,635 shares owned by Mr. Freedman's wife directly but does not include 49,107 shares owned by a trust for the benefit of Mr. Freedman's wife. Mr. Freedman has neither voting nor investment control over the shares held by the Trust.

(4) This figure includes 30,057 shares which may be acquired by Mr. Weisman within 60 days under Nonqualified Stock Option Agreements and the 1991 Nonqualified Stock Option Plan for Officers and Key Employees.

(5) This figure includes respective shares which may be acquired within 60 days under a stock option plan for nonemployee directors as follows: Mr. Masuda - 8,769, Mr. Gross - 16,933; Mr. Siegel - 24,381; Mr. Leon - 5,236
      and Dr. Pramer - 10,599.

(6)   Less than 1 percent.

(7) This figure includes 1,270 shares owned by Dr. Pramer's wife and 4,264 shares owned jointly by Dr. Pramer and his wife.

(8) This figure includes 1,270 shares owned by Mr. Gross' wife and 5,140 shares owned jointly by Mr. Gross and his wife.

(9) This figure includes 6,868 shares which may be acquired by Mr. Eichenbaum within 60 days under the 1991 Nonqualified Stock Option Plan for Officers and Key Employees.

(10) This figure includes 169,856 shares which may be acquired by the officers and directors as a group within 60 days under Nonqualified Stock Option Agreements, the 1991 Stock Option Plan for Officers and Key Employees and the 1989 Stock Option Plan for Nonemployee Directors.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       The following table sets forth certain information, as of April 12, 1999, concerning the only persons who, to the best of Management's knowledge, own beneficially more than five percent (5%) of the Corporation's Common stock. Unless otherwise indicated, stock ownership includes sole voting power and sole investment power.

         Name and Address of                                        Amount and Nature of             Percent of
         Beneficial Owner                                           Beneficial Ownership                Class
         ----------------                                           --------------------                -----
         David Freedman (1)                                         684,755(2)(3)                      14.2%
         44 Talmadge Road
         Edison, New Jersey 08818

         Sigmund Freedman (1)                                       660,729(3)                         13.7%
         44 Talmadge Road
         Edison, New Jersey 08818

         The TCW Group, Inc.                                        392,499                             8.2%
         865 South Figueroa Street
         Los Angeles, California 90017

         Heartland Advisors, Inc.                                   277,136                             5.8%
         790 North Milwaukee Street
         Milwaukee, Wisconsin 53202

         Dimensional Fund Advisors, Inc.                            264,048                             5.5%
         1299 Ocean Avenue - 11th Floor
         Santa Monica, California 90401

---------------
(1) Messrs. David and Sigmund Freedman are brothers. By virtue of their stockholdings, they may be deemed to be "control persons" of the Corporation. Although neither brother is the beneficial owner of the stockholdings of the other, if David and Sigmund Freedman choose to act in concert they would control 28.0% of the Common stock of the Corporation.

(2) This figure includes 80,635 shares owned by Mr. Freedman's wife directly but does not include 49,107 shares owned by a trust for the benefit of Mr. Freedman's wife. Mr. Freedman has neither voting nor investment control over the shares held by the trust.

(3) This figure excludes 24,200 shares which may be acquired within 60 days under a stock option agreement.

Executive Officers

       The following table presents the name, age and present office or position of each of the Corporation's executive officers:

                             Name                           Age       Present Office or Position (1)
                             ----                           ---       ------------------------------

         David Freedman..............................        78       Chairman of the Board
         Ezra Weisman................................        58       President
         Sigmund Freedman............................        82       Treasurer
         Adele Lavender (2)..........................        74       Secretary
         Samuel Eichenbaum...........................        59       Vice President, Finance and Chief
                                                                      Financial Officer

-------------
(1) Mr. Ezra Weisman became President and Chief Executive Officer of the Corporation in May, 1989. Messrs. David and Sigmund Freedman and Mr. Weisman are also directors of the Corporation (see "Election of Directors" above). Adele Lavender, who had served as Administrative Assistant to Mr. David Freedman from 1970 until June 30, 1990, was appointed Secretary of the Corporation in 1985. Mr. Eichenbaum was appointed Chief Financial Officer of the Corporation in February, 1985 and Vice President, Finance in May 1990. Mr. Eichenbaum was Assistant Treasurer of the Corporation from May, 1986 through April, 1990.

(2) Ms. Lavender retired from her position as Administrative Assistant to Mr. David Freedman effective June 30, 1990. Ms. Lavender continues to serve on a part-time basis and in an emeritus capacity as Secretary of the Corporation.

       The officers serve at the pleasure of the Board of Directors, except for Messrs. David Freedman and Ezra Weisman, who have employment agreements with the Corporation. The officers are normally elected at the meeting of directors immediately following the Annual Meeting of the Shareholders and serve until their successors are elected and qualified.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the Nasdaq. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

       Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the year ended December 31, 1998, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

                             EXECUTIVE COMPENSATION

       The following table sets forth a summary for the last three fiscal years of the compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Corporation and the most highly compensated executive officers whose individual remuneration exceeded $100,000 for the last fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE
                             Annual Compensation(1)

         Name and
         Principal
         Position                                 Year      Salary ($)        Bonus      Options (#) (2)
         --------                                 ----      ----------        -----      ---------------
         David Freedman                           1998       $223,500             --         25,000
         Chairman of the Board                    1997        223,500             --         50,000
                                                  1996        212,901             --             --

         Ezra Weisman                             1998        190,000             --         20,000
         President and Chief                      1997        190,000        $34,236         50,000
           Executive Officer                      1996        164,800         14,490             --

         Samuel Eichenbaum                        1998        103,461             --         15,000
         Vice President, Finance                  1997        101,120         35,000          3,500
           and Chief Financial Officer            1996         94,372         25,080             --

------------
(1) While each of the Named Executive Officers received perquisites or other personal benefits in the years set forth above, the value of these benefits are not indicated since they did not exceed in the aggregate the lesser of $50,000 or 10% of the Named Executive Officer's salary and bonus in any year.

(2) Does not include options to purchase membership interests in DGI BioTechnologies, L.L.C., the Corporation's majority-owned drug discovery operation further described below.

       The Directors of the Corporation who are not also full time employees of the Corporation are paid $10,000 annually plus $600 for each Board meeting they attend, $300 for each Committee meeting they attend lasting less than 2 hours, $400 for each meeting in excess of 2 hours and $400 per day for special assignments. Committee chairmen receive an annual fee of $2,500 in addition to $500 for each meeting they attend. Members of the Executive Committee receive an annual fee of $1,000 in addition to $500 for each meeting they attend. In addition, outside Directors of the Corporation (i.e., those who are not also officers of the Corporation) are eligible to be granted options to purchase stock in the Corporation pursuant to the Corporation's 1989 Stock Option Plan for Nonemployee Directors. Option prices are set at not less than 85% of the fair market value of the stock on the date of grant. These options are exercisable over a five-year period in 20% annual installments beginning one year after date of grant. David Freedman and Sigmund Freedman, who are not eligible for grants of options under this plan, are the sole members of the plan committee which determines option grants and exercise prices. The following table indicates the number of options granted to eligible Directors in 1998 and the exercise price thereof of the Corporation's Common stock on the date of grant.

                                                     Number of Shares
                                                        Granted At
                             Name                  $5.19 Per Share (1)
                             ----                  -------------------

                Martin Siegel..................           10,000
                Dr. David Pramer...............           10,000
                Bernard Leon...................           10,000
                Kiyoshi Masuda.................           10,000
                Ernest Gross...................           10,000

------------
(1) Fair market value on the date of grant.

       Sigmund Freedman, who is employed by the Corporation as Treasurer and is also a Director of the Corporation was paid $98,000 during 1998 as compensation for his services as Treasurer. In addition, Mr. Freedman was granted options to purchase 25,000 shares of the Corporation's Common stock at a price of $5.75 per share, the fair market value of the stock on the date of grant.

       Mr. Weisman's services as President and Chief Executive Officer of the Corporation are governed under the terms of an employment agreement with the Corporation effective January 1, 1994. The agreement, which was scheduled to expire on December 31, 1996, and by its terms, was extended to December 31, 1999, provided for a salary of $160,000 with increases at the Board's discretion, bonuses if certain criteria are met and a grant in 1994 of options to purchase 6,352 shares of the Corporation's Common stock at $4.02 per share. The Corporation loaned Mr. Weisman $62,500 in December 1996 and $102,000 in August 1998 for 10 years without interest in order to exercise options for 12,705 and 25,410 shares, respectively, of the Corporation's Common stock. These shares of stock have been pledged to the Corporation to secure the loan.

       The Corporation entered into an Employment and Consulting Agreement (the "Agreement") with Mr. David Freedman on January 1, 1999. The employment portion of the Agreement (the "Employment Term") runs for a term of three years and provides for payment of an annual salary of $235,500, with increases and bonuses at the Board's discretion, business expenses and use of a company car. If the Employment Term is terminated because of death or disability, the Corporation shall pay within 45 days, a benefit equal to Mr. Freedman's annual salary. If it is terminated for cause, the Corporation has no further obligations after the date of termination. At the expiration of the Employment Term, Mr. Freedman will serve as a consultant and independent contractor to the Corporation, pursuant to the consulting portion of the Agreement (the "Consultant Term") for a three year term at the rate of $100,000 per year with increases at the Board's discretion. At any time during the Agreement, Mr. Freedman has the option to forego the Consultant Term.

       David Freedman, Ezra Weisman and Samuel Eichenbaum, in their capacity as members of the Board of Managers of DGI BioTechnologies, L.L.C. (DGI), the Corporation's majority-owned drug discovery operation, in 1996 each received options to purchase 50,000 membership interests in DGI. In addition, Bernard Leon, who is a consultant to DGI, one of its founders and a minority interest holder in DGI, holds options to purchase 90,000 membership interests in DGI, 50,000 of which were granted to him prior to his becoming a director of the Corporation and 40,000 which were granted in 1998.

       The Corporation entered into termination agreements with each of the Named Executive Officers. Those agreements provide for payments by the Corporation to such individuals in the event that their employment relationship with the Corporation is terminated as a result of a transaction, not approved by the Corporation which effects a change in control of the Corporation, in an aggregate amount equal to 125% of the total salary and bonuses paid to them during the two years preceding their termination.

       The estimated amounts of compensation that would have been owed to the Named Executive Officers assuming that such terminations occurred as of March 31, 1999 are as follows: David Freedman - $566,045; Ezra Weisman - $546,900; and Samuel Eichenbaum - $347,203.

       In addition, the Corporation has entered into a termination agreement with Samuel Eichenbaum which provides for a payment equal to 200% of his current annual base salary at the time of such termination if he is involuntarily terminated for any reason after the occurrence of a change in control of the Corporation. The Corporation loaned Mr. Eichenbaum $51,250 in August 1998 for 10 years without interest in order to exercise options for 12,705 shares of the Corporation's Common stock. These shares of stock have been pledged to the Corporation to secure the loan.

All Other Compensation

       As a result of the interest-free loans to Messrs. Weisman and Eichenbaum (In order to exercise certain stock options) the Corporation has foregone $4,974 and $899, respectively, in interest.

Pension Plan

     The Named Executive Officers participate in the Corporation's Salaried Employees' Retirement Plan (the "Pension Plan"), which provides pension benefits to all salaried employees of the Corporation meeting certain age and length of service requirements. The following table sets forth the estimated annual pension benefits from the Pension Plan, based upon a maximum salary of $160,000 per year payable upon retirement at Normal Retirement Date:

                            Estimated Annual Benefits
                           Years of Continuous Service

       Annual Salary                 10                20                30               40            45
       -------------                 --                --                --               --            --
         $ 60,000                 $ 6,508           $13,240           $19,972          $25,738       $28,138
         $ 80,000                 $ 8,828           $17,960           $27,092          $34,858       $38,058
         $100,000                 $11,148           $22,680           $34,212          $43,978       $47,978
         $120,000                 $13,468           $27,400           $41,332          $53,098       $57,898
         $140,000                 $15,788           $32,120           $48,452          $62,218       $67,818
         $160,000                 $18,108           $36,840           $55,572          $71,338       $77,738
         $180,000                 $18,108           $36,840           $55,572          $71,338       $77,738
         $200,000                 $18,108           $36,840           $55,572          $71,338       $77,738
         $220,000                 $18,108           $36,840           $55,572          $71,338       $77,738
         $240,000                 $18,108           $36,840           $55,572          $71,338       $77,738
         $260,000                 $18,108           $36,840           $55,572          $71,338       $77,738

       The normal retirement benefit formula for plan participants provides that benefits are the sum of the following:

           1. .5% of annual compensation up to $7,800 plus 1% of annual compensation in excess of $7,800 multiplied by Credited Service prior to January 1, 1983.

           2. .6% of annual compensation up to $7,800 plus 1.2% of annual compensation in excess of $7,800 for each year of Credited Service from January 1, 1983 to Normal Retirement Date up to a maximum of 35 years (maximum includes years of service prior to January 1, 1983) (as such terms are defined in the Pension Plan).

           3. .8% of annual compensation for each year of Credited Service in excess of 35 years.

       The benefit amounts listed in the above table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 1998, the years of credited service under the Pension Plan for Messrs. David Freedman; Ezra Weisman and Samuel Eichenbaum are 52, 36 and 13, respectively. During the fiscal year ended December 31, 1998, benefits under the Pension Plan were paid to David Freedman in the amount of $62,564.

Options Granted During 1998

       The following table sets forth information for the Named Executive Officers with respect to grants of options to purchase Common stock of the Company made during the fiscal year ended December 31, 1998.

                       STOCK OPTION GRANTS IN FISCAL 1998
                                Individual Grants
                ------------------------------------------------

                                                                                         Potential Realizable Value
                                                                                           at Assumed Annual Rates
                                              % of                                              of Stock Price
                                          Total Options     Exercise                       Appreciation for 5-Year
                                             Granted       Price Per        Expira-            Option Term ($)(3)
                              Options       in Fiscal        Share           tion        --------------------------
Grantee Name                Granted (#)       Year          ($/Sh.)          Date             5%            10%
------------                -----------       ----          -------          ----             --            ---
David Freedman (1)            25,000           9.5%          $5.75          12/2/04      $   40,732     $    92,763
Ezra Weisman (2)              20,000           7.6%          $5.19         10/16/04      $   29,401     $    66,957
Samuel Eichenbaum  (2)        15,000           5.7%          $5.19         10/16/04      $   22,054     $    50,226
All Shareholders (4)              --             --             --              --       $8,110,479     $18,470,460
All Optionees (5)            264,000         100.0%       $5.19-$15.00       (6)         $  676,544     $ 1,233,529
%of Total Shareholder Value       --             --             --              --              8.3%            6.7%


-------------
(1) Consists of stock options granted pursuant to a non-qualified stock option plan at fair market value on the date of grant, exercisable in five equal annual installments commencing one year after date of grant, and expires six years after date of grant.

(2) Consists of stock options granted pursuant to a non-qualified stock option plan at fair market value on the date of grant, exercisable in five equal annual installments commencing one year after date of grant, and expires six years after date of grant.

(3) These amounts represent certain assumed rates of appreciation for a given exercise price only. Actual gains, if any, on stock option exercises and Common stock holdings are dependent on the future performance of the Common stock. There is no assurance that the amounts reflected will be realized.

(4) Based on an aggregate of 4,770,444 shares of Common stock outstanding as of December 31, 1998, and a price per share of $6.00, the fair market value of the Company's Common stock at the close of business on such date.

(5)  Exclusive of stock options granted to nonemployee directors, see page 7.

(6) Represents the actual exercise price of options granted during 1998; Options granted during 1998 will expire on the dates in 2004 equal to six years from the dates of grant.

Options Exercised During 1998 and Fiscal Year End Option Values

       The following table sets forth information concerning the 1998 fiscal year-end value of unexercised options for each of the Named Executive Officers based upon the closing price of $6.00 per share on December 31, 1998.

                                                          Number of Unexercised         Value of Unexercised in
                            Shares                            Options/SARs           the Money Options/SARs ($)
                           Acquired        Value       ---------------------------   ----------------------------
Name                      on Exercise   Realized($)    Exercisable   Unexercisable   Exercisable    Unexercisable
----                      -----------   -----------    -----------   -------------   -----------    -------------
David Freedman                   --             --        24,200          61,300       $   200           $ 6,550
Ezra Weisman                 25,410         69,018        17,786          21,271       $16,320           $18,764
Samuel Eichenbaum            12,705         34,509         8,393          23,162       $13,910           $22,853

Report of the Compensation Committee of the Board of Directors

       The Compensation Committee of the Board of Directors establishes the compensation for the Corporation's executive officers. The Compensation Committee is composed of four non-employee directors, currently Mr. Ernest Gross, Mr. Bernard Leon, Mr. Kiyoshi Masuda and Dr. David Pramer, who have no interlocking relationships as to which applicable Securities and Exchange Commission rules require disclosure.

       The Corporation compensates its executive officers through a combination of base salary, bonus, periodic grants of stock options, the use of Corporation owned automobiles and split dollar life insurance. In addition, executive officers participate in benefit plans, including medical, dental, life insurance and 401(k) plans, that are generally available to all of the Corporation's employees.

       Base salary levels for the Corporation's executive officers, including the Chief Executive Officer, are set generally to be competitive in relation to the salary levels of executive officers within the industry and other companies of comparable size and complexity. Base salary levels are also influenced by the performance of the Corporation with respect to growth in sales and net income, return on shareholders' equity, return on sales and assets, sales per employee and market capitalization. In addition, compensation is measured against published survey information. In reviewing the salary levels of the executive officers and the Chief Executive Officer of the Corporation, the Compensation Committee takes into account the problem-solving ability required to satisfactorily fulfill the positions' assigned duties and responsibilities and the impact the positions have on the operation and profitability of the Corporation.

       For the year ended December 31, 1998, the compensation of Ezra Weisman, the President and Chief Executive Officer of the Corporation, consisted of a salary of $190,000. Under the terms of his Employment Agreement, Mr. Weisman is entitled to receive a bonus if certain operating goals are exceeded. Mr. Weisman will also receive an increase of two percent in his base salary for each one-tenth of one- percent increase in the Corporation's return on equity over an established target. During 1998, Mr. Weisman was granted 20,000 nonqualified stock options exercisable at $5.19 per share, the fair market value of the Corporation's Common stock on the date of grant.

       For the year ended December 31, 1998, the compensation of David Freedman, the Chairman of the Board of the Corporation, consisted of a salary of $223,500. In addition, Mr. Freedman received 25,000 nonqualified stock options exercisable at $5.75 per share, the fair market value on the date of grant. Mr. Freedman's Employment Agreement was renewed for three years, effective January 1, 1999, under essentially the same terms as the previous Agreement and with a 1999 salary of $235,500.

       Mr. Weisman and Mr. Freedman did not participate in any decisions related to their compensation.

                                Submitted by the
                Compensation Committee of the Board of Directors

                                  Ernest Gross
                                 Kiyoshi Masuda
                                Dr. David Pramer
                                  Bernard Leon


Certain Relationships and Transactions

       David Freedman is the owner of Bio-Instrument Ltd., a foreign firm that acts as an agent for sales of the Corporation's products to customers in Israel, and earns commissions on those sales. During the year ended December 31, 1998, this firm earned commissions in the amount of $91,033 on purchases by customers in Israel of the Corporation's products. These commissions paid by the Corporation to Bio-Instrument Ltd. were comparable to commissions paid to unrelated distributors and sales representatives.

       Bernard Leon holds a less than 1% interest in DGI BioTechnologies, L.L.C.
(DGI), the Corporation's majority-owned and fully funded entity seeking to develop a novel, small molecule drug discovery platform. Mr. Leon also acts as a consultant to DGI and in such capacity was paid $6,223 by DGI during the year ended December 31, 1998. Mr. Leon had been a minority shareholder in the corporation which sold the DGI technology to the Corporation.

       The Corporation loaned Ezra Weisman $62,500 in December 1996 and $102,000 in August 1998 for 10 years without interest in order to exercise options for 12,705 and 25,410 shares, respectively, of the Corporation's Common stock. These shares of stock have been pledged to the Corporation to secure the loan.

       The Corporation loaned Samuel Eichenbaum $51,250 in August 1998 for 10 years without interest in order to exercise options for 12,705 shares of the Corporation's Common stock. These shares of stock have been pledged to the Corporation to secure the loan.

                             STOCK PERFORMANCE CHART

       The following chart compares the yearly change in the cumulative total shareholder return on the Corporation's Common stock during the last five years ended December 31, 1998, with the cumulative total return of the Media General Composite Index and an index comprised of the Media General Industry Group 401 - Scientific Instruments. The comparison assumes that $100 was invested on December 31, 1993 in the Corporation's Common stock and in each of the other two indices.

                       COMPARISON OF FIVE-YEAR CUMULATIVE
              TOTAL RETURN AMONG NEW BRUNSWICK SCIENTIFIC CO., INC.
          MEDIA GENERAL INDEX AND MG SCIENTIFIC INSTRUMENTS GROUP INDEX

        $275+-----------------------------------------------------------|
            |                                                           |
        $250+-----------------------------------------------------------|
            |                                                           |
        $225+-----------------------------------------------------------|
            |                                                           |
        $200+-----------------------------------------------------------|
            |                                                           |
        $175+-----------------------------------------------------------|
            |                                                           |
        $150+-----------------------------------------------------------|
            |                                                           |
        $125+-----------------------------------------------------------|
            |                                                           |
        $100+-----------------------------------------------------------|
            |                                                           |
        $ 75+-----------------------------------------------------------|
            |                                                           |
        $ 50+-----------------------------------------------------------|
            |                                                           |
        $ 25+-----------------------------------------------------------|
            |                                                           |
        $ 0 +-----------------------------------------------------------+
            1993       1994        1995        1996      1997       1998

           --------------------------------------------------------------
           |X|  THE CORPORATION                     |_|  MG SCIENTIFIC
                                                         INSTRUMENTS GROUP
                                                         INDEX
           |_|  MEDIA GENERAL INDEX
           ---------------------------------------------------------------

================================================================================
                                     1993    1994    1995   1996    1997   1998
================================================================================
The Corporation                       100   110.20  94.64  121.03 167.62  125.55
================================================================================
MG Industry Group 401 - Scientific
Instruments Index                     100   114.00 156.58  182.81 226.27  227.51
================================================================================
Media General Index                   100    99.17 128.58  155.28 201.64  246.49
================================================================================

ITEM 2. PROPOSAL TO AMEND THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION TO PREVENT SHAREHOLDER ACTIONS BY CONSENT IN LIEU OF MEETING

       The Board of Directors has approved an amendment to the Corporation's Restated Certificate of Incorporation which, if approved by the shareholders, will add a new Article EIGHTH reading in its entirety as follows:

       "EIGHTH   Any action required or permitted to be taken at an annual or special meeting of shareholders by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation shall be taken only at an annual or special meeting of such shareholders and not by consent in writing in lieu of meeting."

       The amendment to the Corporation's Restated Certificate of Incorporation will, if adopted, prevent the use of shareholder consents in lieu of meeting to authorize actions. Instead a shareholder desiring that a particular action be taken will be required to go through the proxy process, either by having a proposal included in management's proxy or by soliciting proxies independently.

       New Jersey corporate law, like the corporate law of most states, allows shareholders of a New Jersey corporation to act by consent in lieu of meeting. With the exception of the election of directors (where the consent must be unanimous), action may be taken with the consent of shareholders holding the number of shares of Common stock of the Corporation as would have been required to approve the action at a meeting. Consents have also been used in public companies by one or more shareholders as a means to secure shareholder authorization for actions without first contacting management of those companies. Types of actions, which might be authorized, include removal of a director, change of a by-law or even approval of dissolution of the company. The amendment, if approved, may make it more difficult to obtain authorization from the shareholders of the Corporation for these actions or for others, including a sale of assets, merger or other fundamental change in control transaction.

       The Corporation believes that allowing actions by consent in lieu of meetings was designed to make it easier for shareholder participation in the governance of small closely-held companies, rather than of publicly held companies like the Corporation. The Corporation believes that governance by its Board of Directors and the proxy process constitutes a fair process for all shareholders.

       Approval of the amendment to the Corporation's Restated Certificate of Incorporation requires the affirmative vote of a majority of the votes cast by the holders of shares present at the meeting in person or by proxy and entitled to vote.

       Management recommend a vote FOR the amendment.

ITEM 3.    PROPOSAL TO APPROVE THE 1999 STOCK OPTION PLAN FOR NONEMPLOYEE
           DIRECTORS

       On March 17, 1999, the Board of Directors adopted, subject to the approval of the Shareholders, the 1999 Stock Option Plan for Nonemployee Directors (the "1999 Plan") and directed that the Plan be submitted to a vote of the Shareholders at the Annual Meeting. A majority of the shares of Common Stock voted at the meeting in person or by proxy must be voted in favor of the Plan in order for it to be effective.

       The 1999 Plan provides for the granting of options to purchase shares of the Corporation's Common Stock, par value $.0625 per share, to be drawn from authorized but unissued stock. One hundred thousand (100,000) shares are subject to the 1999 Plan, but the number of shares would be appropriately adjusted in the event of certain changes in the capital structure of the Corporation. Shareholders will have no pre-emptive rights with regard to shares allotted to the 1999 Plan. The purpose of the 1999 Plan is to attract and retain the services of experienced and talented persons as directors of the Corporation.

       The following is a brief summary of the 1999 Plan. The complete text is attached as Appendix A hereto.

Description of the Stock Option Plan

       The 1999 plan is administered by a Committee consisting of at least two
(2) persons who are members of the Board of Directors. No member of the Committee may receive any options under the Plan, and no member may have received any such options for a period of at least one (1) year prior to his or her election to serve on the Committee. The Board may from time to time remove members from, or add members to, the Committee. The Board may on its own motion, amend the requirements for eligibility for service on the Committee as may be reasonably required, in the judgment of the Board, in order to qualify each member of the Committee as a "disinterested person," as defined in the regulations of the Securities and Exchange Commission pertaining to Section 16(b) of the Securities Exchange Act of 1934.

       No options may be granted under the 1999 Plan after March 17, 2009. Options granted under the 1999 Plan may have an exercise period of up to ten years. The 1999 Plan provides that the Committee shall determine the time when any such options shall be exercisable. Generally, twenty percent (20%) of the options granted shall become exercisable one year after the grant date and twenty percent (20%) shall become exercisable each year thereafter until all options are exercisable at the end of five years, provided however, the Committee shall have the full discretion at the time of granting each option to make such options immediately exercisable on grant or subject to vesting over one or more specified periods of time different from the general vesting schedule. All options will immediately vest upon the death of a director.

       In the sole discretion of the Committee, it may accelerate the vesting schedule of any options issued under the 1999 Plan. In the event of a change in control of the Corporation by a single person or group of affiliated persons or entities, such options will vest immediately before the change in control.

       If an optionee dies while a director of the Corporation or retires after completing at least three full terms, all unexercised options shall remain exercisable for (i) a period of twelve (12) months from the date of death or retirement, as the case may be or (ii) until the expiration date, whichever occurs first. In the case of death, the option may be exercised by the executor or administrator of the optionee's estate or by any person who acquires the option from the optionee by bequest or inheritance. In no event can a stock option be exercised after 10 years from the date it is granted, or such earlier date as may be specified in the option. The options are not transferable except in the event of death.

       The exercise price per share of each option will not be less than eighty-five percent (85%) of the fair market value on the date of grant which, generally, is the closing price for the Corporation's Common stock as quoted on the Nasdaq. Payment for the full number of shares covered by the portion of any option exercised will be made in full at the time of exercise. Payment can be made by delivery of cash, check, bank draft or postal or express money order or at the discretion of the Committee (a) through delivery of shares of Common stock having a fair market value equal to the cash exercise price of the option or (b) by the delivery of the optionee's personal recourse note with such terms as the Committee may approve.

       No determination has been made with respect to future recipients of options under the 1999 Plan, and it is not possible to specify the directors to whom such options may be granted, or the number of shares, within the limitations of the 1999 Plan, to be covered by such options.

       Options granted under the 1999 Plan are not intended to be stock options of the various types specifically referred to in the Internal Revenue Code of 1986, as amended, but, instead, would be considered as non-statutory options taxable under established general principles of tax law. Under current federal income tax law, the grant of a non-transferable, non-statutory option generally is not a taxable event for the grantee or for the Corporation. Rather, the grantee of a non-qualified option generally realizes ordinary income upon exercise of the option in an amount equal to the excess of the fair market value of the stock acquired over the option price. The Corporation is entitled to claim a corresponding tax deduction, subject to the rules pertaining to the reasonableness of compensation, in an amount equal to the ordinary income realized by the grantee.

       The closing price of the Common Stock of the Corporation on March 18, 1999, as quoted on Nasdaq was $5.50 per share.

Management recommends a vote "FOR" the proposal.


                                    AUDITORS

       The Corporation has selected KPMG LLP to be the independent auditors for the Corporation for the fiscal year ending December 31, 1999.

       A representative of KPMG LLP is expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                                  OTHER MATTERS

       Management does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.


                           2000 SHAREHOLDER PROPOSALS

       Shareholder proposals submitted for inclusion in the Proxy Statement of the Board of Directors for the 2000 Annual Meeting of Shareholders, must be received by the Corporation at 44 Talmadge Road, Edison, New Jersey 08818 on or before December 23, 1999.


                                     GENERAL

       The cost of this solicitation will be borne by the Corporation. Brokers will be asked to forward solicitation material to beneficial owners of stock and will be reimbursed for their out-of-pocket expenses.

                                           By Order of the Board of Directors




                                           ADELE LAVENDER, Secretary

                           ANNUAL REPORT ON FORM 10-K

       The Corporation will provide without charge to each shareholder who requests it in writing, a copy of its Annual Report on Form 10-K 405 for the year ended December 31, 1998, including the financial statements and schedules thereto (but without the exhibits thereto) filed with the Securities and Exchange Commission. The Corporation will furnish any exhibit to such Annual Report to any shareholder requesting the same upon payment of a fee equal to the Corporation's reasonable expenses in furnishing such exhibit. All requests for the Annual Report on Form 10-K 405 or exhibits thereto should be addressed to Samuel Eichenbaum, Vice President, Finance, New Brunswick Scientific Co., Inc. 44 Talmadge Road, Edison, New Jersey 08818-4005.

                                  Appendix "A"

                       NEW BRUNSWICK SCIENTIFIC CO., INC.
                             1999 STOCK OPTION PLAN
                                       FOR
                              NONEMPLOYEE DIRECTORS


1.   Purpose

       The New Brunswick Scientific Co., Inc. 1999 Stock Option Plan for Nonemployee Directors (the "Plan") is intended to enable New Brunswick Scientific Co., Inc. (the "Company") to attract and retain experienced and qualified independent directors and to provide them with incentives to promote the best interests of the Company by enabling and encouraging them, through the grant of nonqualified stock options (the "Options") to acquire Company stock.

       As used in the Plan, the term "nonqualified stock options" means options which are not intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The term "related corporation" means any corporation which is a "subsidiary corporation" of the Company as defined in Section 425(f) of the Code.

2.   Administration

       The Plan shall be administered by a Committee composed of at least two
(2) persons who are members of the Board of Directors. No member of the Committee may receive any options under the Plan, and no member may have received any such options for a period of at least one (1) year prior to his or her election to serve on the Committee. The Board may from time to time remove members from, or add members to, the Committee. The Board may on its own motion, amend the requirements, for eligibility for service on the Committee as may be reasonably required in the judgment of the Board, in order to qualify each member of the Committee as a "disinterested person," as defined in the regulations of the Securities and Exchange Commission pertaining to Section 16(b) of the Securities Exchange Act of 1934.

       Subject to the terms of the Plan, the Committee shall have the authority to determine the persons to whom nonqualified stock options shall be granted under the Plan and to recommend the date of grant and the other terms and conditions thereof. The Committee shall have the authority to establish, from time to time, such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to make such determinations and interpretations under or in connection with the Plan and the Options granted hereunder, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its stockholders, employees (including former employees), and directors, and any related corporation, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder, except those resulting from such member's willful misconduct.

       In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the Company shall defend, indemnify and hold harmless the members of the Committee against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts paid or payable by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid or payable by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith on the part of the Board or Committee member seeking indemnification hereunder, provided that upon the institution of any such action, suit or proceeding a Committee member shall, in writing, give the Company notice thereof and any opportunity, at its own expense, to handle and defend the same before such committee member undertakes to handle and defend it on her or his own behalf.

3.   Eligibility

       The persons eligible to participate in the Plan shall be the nonemployee directors (except any director who may be ineligible as a result of his appointment to the Committee) of the Company who may be designated by the Committee.

The persons eligible to receive Options under the Plan are hereinafter referred to as "Eligible Individuals".

4.   Stock Subject to the Plan

       Subject to adjustment in accordance with the provisions of Section 10 hereof, 100,000 shares of Common stock, par value $.0625 per share of the Company ("Shares"), shall be available for the grant of Options under the Plan. Shares issuable under the Plan shall be authorized but unissued Shares of the Company, including treasury shares.

       If any Option granted under the Plan expires or otherwise terminates, in whole or in part, without having been exercised, the Shares subject to the unexercised portion of such Option shall be available for the granting of Options under the Plan as fully as if such Shares had never been subject to an Option.

5.   Grants and Price of Options

       (a) Grants. From time to time until the expiration or earlier termination of the Plan, the Committee may grant Options to Eligible Individuals (such grantees are hereinafter referred to as "Optionees") under the Plan. Options granted pursuant to the Plan to such Eligible Individuals shall be in such form as the Committee shall from time to time approve, and shall be subject to the terms and conditions of this Plan.

       (b) Price of Options. The purchase price per share (the "Option Price") under each Option granted under the Plan shall be determined and fixed by the Committee in its discretion, but shall not be less than eighty-five percent (85%) of the fair market value of such Shares on the date of grant of such Option. The fair market value of a Share on any day shall mean (i) the last reported closing price of a share as quoted by the Nasdaq and reported in The Wall Street Journal (or other reputable financial publication in the event The Wall Street Journal is unavailable); or if at any time the Company's Common stock is not eligible for quotation on Nasdaq; (ii) such other method of determining fair market value as shall be permitted by the Code or the rules or regulations thereunder, and adopted by the Committee from time to time.

6.   Term of Options

       Unless earlier terminated pursuant to any provision hereof, all Options granted under the Plan shall expire on a date which is no later than the date that is ten (10) years after the date of grant of such Option (the "Expiration Date").

7.   Vesting, Exercise and Payment

       (a) Vesting. On the grant of each Option under this Plan (the "Grant Date"), the Committee shall determine the time when any of such Options shall be exercisable. Generally, twenty percent (20%) of the Options granted shall become exercisable one (1) year after the Grant Date and twenty percent (20%) shall become exercisable each year thereafter until all Options are exercisable at the end of five years, provided, however, the Committee shall have the full discretion at the time of granting each Option to make such Options immediately exercisable on grant or subject to vesting over one or more specified periods of time different from the general vesting schedule. All Options shall immediately vest on the death of a Director. The time at which such Options shall become exercisable, in whole or in part, shall be set forth in the Nonqualified Stock Option Agreement described in Section 16(b) below.

       (b) Accelerated Vesting. (i) Notwithstanding and in addition to subsection (ii) below, at any time, and from time to time, in the sole discretion of the Committee, the Committee may accelerate the vesting schedule of any Options issued under this Plan, whether such Options were issued prior or subsequent to the adoption of the First Amendment. Where the Committee determines that it shall accelerate the vesting of any option, it shall notify the affected optionee in writing.

                 (ii) In the event of a "Change in Control" of the Company, any Options not yet exercisable shall immediately vest and become exercisable. For purposes of this Agreement, "Change in Control" means the acquisition (after the Effective Date of this First Amendment) of the beneficial ownership of a majority of the voting securities of the Company and/or substantially all of the assets of the Company by a single person or entity or a group of affiliated persons or entities. Such Options shall vest immediately before the change in Control.

       (c) Method of Exercise. An Option may be exercised, in whole or in part, but only in multiples of full shares, by giving notice to the Company at its principal office, specifying the number of Shares to be purchased and accompanied by payment in full of the aggregate purchase price for such Shares. Notwithstanding the foregoing, an Option may not be exercised more than ten times during the term of the Option. Except in the case of death or retirement, as provided under Section 8(b), below, an Optionee may exercise an Option only during the period such Optionee is a director of the Company. No Option may be exercised after the Expiration Date.

       (d) Payment. The Option Price shall be payable: (i) in cash or by check, bank draft, or postal or express money order, (ii) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option,
(iii) at the discretion of the Committee, by delivery of the optionee's personal recourse note with such terms as the Committee may approve, or (iv) at the discretion of the Committee, by any combination of (i), (ii) and (iii) above. The Committee shall set forth in the Nonqualified Stock Option Agreement, the form of permitted payment of the exercise price. Notwithstanding the foregoing, the Committee, in its sole discretion, may amend any outstanding Nonqualified Stock Option Agreement to permit one or more of the additional forms of payment set forth in (ii), (iii) or (iv) above by providing written notice of such amendment to the Optionee.

8.   Termination of Options and Transferability

       (a) Termination of Optionee's Directorship. If an Optionee ceases to be a director of the Company for any reason other than death (as described in Subsection (b) below) prior to the Expiration Date of any Options, such Option shall terminate immediately upon such cessation.

       (b) Death or Retirement of Optionee. If an Optionee dies while a director of the Company or "Retires", as defined below, all unexercised Options shall remain exercisable for (i) a period of twelve (12) months from the date of death or retirement, as the case may be or (ii) until the Expiration Date, whichever occurs first. In the case of death, the Option may be exercised by the executor or administrator of the Optionee's estate or by any person who acquires the Option from the Optionee by bequest or inheritance. For purposes of this Plan, Retirement shall mean, the date on which a director completes at least three (3) full terms on the board of directors of the Company and where such director has not been asked to resign or has not been otherwise removed from office.

       (c) Transferability. No Option shall be assignable or transferable by an Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee. the Option shall be exercisable only by him, or in the event of his legal disability, by his legal representative.

9.   Registration of Shares

       The Company may, but shall not be obligated to, register the Options or the Shares received upon exercise of an Option, or both, with the Securities and Exchange Commission and any state securities law commission or agency. In the absence of such registration, both the Options and the Shares:

           (i) will be issued only pursuant to an exemption from registration;

          (ii) cannot be sold, pledged, transferred or otherwise disposed of in the absence of an effective registration statement or an opinion of counsel satisfactory to the Company that such registration is not required; and

         (iii) will bear an appropriate restrictive legend setting forth the statement contained in subparagraph (ii) above.

       The Company shall not be required to sell or issue any Shares under any Option if the issuance of such Shares would, in the judgment of the Company, constitute or result in a violation by the Optionee or the Company of any provision of law or regulation of any governmental agency. The Company, at its discretion, may require the Optionee to sign, when exercising an Option, an investment letter satisfactory to the Company.

10.  Adjustments

       (a) The number of Shares which may be issued under the Plan, as stated in
Section 4 hereof, and the number of Shares issuable upon exercise of outstanding Options under the Plan (as well as the exercise price per share under such outstanding Options) shall be equitably adjusted by the Committee to reflect:
(i) any stock dividend or stock split, (ii) any subdivision or combination of outstanding shares or (iii) any other reorganization or change in the stock or capital structure of the Company in connection with which the Company issues additional shares of capital stock without receiving any consideration therefor.

       (b) In the event the Company is liquidated or a corporate transaction described in Section 425(a) of the Code and the Treasury Regulations issued thereunder occurs (such as, for example, a merger, consolidation, acquisition of property or stock, separation, or reorganization), each outstanding Option shall be assumed by the surviving or successor corporation, if any.

11.  Amendment or Discontinuance of the Plan

       The Board at any time, and from time to time, may suspend or discontinue the Plan or amend it in any respect whatsoever, provided, however, that, without the approval of the holders of at least a majority of the outstanding Shares, the Plan may not be amended so as to materially (a) increase the benefits accruing to participants under the Plan; (b) increase the number of Shares which may be issued under the Plan; (except for adjustments permitted or required under Section 10 hereof): (c) modify the requirements as to eligibility for participation in the Plan; or (d) materially increase the cost of the Plan to the Company; and provided further, that no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

12.  Application of Funds

       The funds received by the Company upon the exercise of Options and otherwise under the Plan shall be used for general corporate purposes as permitted by law.

13.  Shareholder Approval

       This Plan is subject to the approval of the holders of at least a majority of the votes cast by the holders of shares entitled to vote thereon; which approval shall be obtained at the annual shareholder's meeting following the adoption of the Plan by the Board. If the shareholders shall not approve the Plan as aforesaid, the Plan shall not be effective, and any and all actions taken prior thereto shall be null and void or shall, if necessary, be deemed to have been fully rescinded.

14.  No Obligation to Exercise Option

       The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

15.  Termination of Plan

       No Options may be granted after March 17, 2009, provided, however, that the Plan and all outstanding Options shall remain in effect until such Options have expired or vested, as the case may be, or are terminated in accordance with the Plan.

16.  Miscellaneous Provisions

         (a) Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to any Shares covered by his Option until the issuance of a stock certificate to him representing such Shares.

         (b) Option Agreement and Further Conditions. As soon as practicable after the grant of an Option, each Optionee shall enter into, and be bound by the terms of, a nonqualified stock option agreement (the "Nonqualified Stock Option Agreement") which shall state the number of Shares to which the Option pertains. The Nonqualified Stock Option Agreement shall set forth such terms, conditions and restrictions regarding the Option not inconsistent with the Plan as the Committee shall determine. Without limiting the generality of the foregoing, the Committee, in its discretion, may impose further conditions upon the exercisability of Options and restrictions on transferability with respect to Shares issued upon exercise of Options.

         (c) Withholding of Taxes. The obligation of the Company to deliver Shares upon the exercise of any Option shall be subject to any applicable Federal, state and local tax withholding requirements.

         (d) Governing Law. This Plan shall, to the maximum extent possible, be construed in a manner consistent with the Code and shall otherwise be governed by the laws of the State of New Jersey.

      Please date, sign and mail your proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                       NEW BRUNSWICK SCIENTIFIC CO., INC.

                                  May 25, 1999

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
   ---  Please mark your
A   X   votes as in this
   ---  example.

           MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW

                 FOR  WITHHELD                                                                                   FOR AGAINST ABSTAIN
1. Election of                  Class       Nominees        Term Expires        2. To amend the Corporation's
   Directors    / /     / /     -----       --------        ------------           Restated Certificate of
                                Class III   David Freedman  2002 Annual Meeting    Incorporation to prevent
                                Class III   Ezra Weisman    2002 Annual Meeting    shareholder actions by
                                                                                   consent in lieu of meeting.    / /   / /    / /

                                                                                3. To approve and adopt the
                                                                                   New Brunswick Scientific Co.,
For, except vote withheld from the following nominee(s)                            Inc. 1999 Stock Option Plan
                                                                                   for Nonemployee Directors.     / /   / /    / /
_______________________________________________________
                                                                                Management Recommends A Vote FOR Proposals 2 and 3
                                                                                Listed Above.

                                                                                PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN
                                                                                THE ENCLOSED ENVELOPE.


SIGNATURE(S)____________________________________________________________________________________ DATE______________________________

Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc., should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares held in the name of two or more persons all should sign.

           This Proxy is Solicited on behalf of the Board of Directors

                       NEW BRUNSWICK SCIENTIFIC CO., INC.

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 25, 1999

        The undersigned hereby constitutes and appoints David Freedman, Sigmund Freedman and Ezra Weisman, and each of them, proxies of the undersigned, with full power of substitution to represent and vote, as designated on the reverse side, all shares of the Common stock of New Brunswick Scientific Co., Inc. (the "Corporation") which the undersigned could represent and vote if personally present at the Annual Meeting of Shareholders of the Corporation to be held on May 25, 1999, and at any adjournment thereof.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE